EXHIBIT 99-2

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation of our report dated June 27, 2012 relating to the financial statements and supplemental schedule of the ACS Savings Plan, which appears in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Chapman, Hext & Co., P.C.
Richardson, Texas June 27, 2012